UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 8, 2016

LIQUIDITY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51813	52-2209244
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1920 L Street, N.W., 6th Floor, Washington, D.C.	20036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (202) 467-6868

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 8, 2016, Liquidity Services, Inc. (the “Company”) was awarded the contract for the Scrap and Salvage Recycling Term Sale (Sales Contract Number 16-6049-0001) (the “New Scrap Contract”) by the Defense Logistics Agency Disposition Services (the “DLA”) of the U.S. Department of Defense (the “DoD”). A copy of the New Scrap Contract is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Under the New Scrap Contract, the Company will acquire scrap property from the DLA and, in exchange, the Company will pay a revenue-sharing payment equal to 64.5% of the gross resale proceeds.  The Company will bear all of the costs for the sorting, merchandising and sale of the property. The New Scrap Contract has a 36-month base term with two 12-month extension options exercisable by the DLA. Further, the New Scrap Contract contains a provision allowing the DLA to terminate the contract for convenience upon written notice from the DLA. There is a 5-month ramp-up period prior to the effective date of the New Scrap Contract during which time the Company will adjust its operations to conform to the requirements of the New Scrap Contract.  The Company expects to commence operations under the New Scrap Contract on September 1, 2016.

A copy of the associated press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

The following exhibits are filed as part of this report:

10.1                                                      Notice of Award, Statement, and Release Document, dated April 8, 2016, relating to the Scrap and Salvage Recycling Term Sale (Sales Contract Number 16-6049-0001) between the Company and the Defense Logistics Agency Disposition Services of the U.S. Department of Defense.

99.1                                                      Press Release, dated April 14, 2016, with respect to the New Scrap Contract.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDITY SERVICES, INC.
(Registrant)

Date: April 14, 2016	By:	/s/ Mark Shaffer
	Name:	Mark Shaffer
	Title:	Acting General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

10.1

Notice of Award, Statement, and Release Document, dated April 8, 2016, relating to the Scrap and Salvage Recycling Term Sale (Sales Contract Number 16-6049-0001) between the Company and the Defense Logistics Agency Disposition Services of the U.S. Department of Defense.

99.1	Press Release, dated April 14, 2016, with respect to the New Scrap Contract.